UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 21, 2005
(Date of earliest event reported)

Inland Western Retail Real Estate Trust, Inc.
(Exact name of registrant as specified in the charter)
Maryland	333-103799	42-1579325
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Since March 21, 2005, we acquired the following properties. Our acquisition costs may increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant.
	Date	Approx. Acquisition Costs, Including	Gross Leasable Area	Physical Occupancy as of 03/01/05
Property	Acquired	expenses ($)	(Sq. Ft.)	(%)

American Express Salt Lake City, UT	03/21/05	48,000,000	395,787	100

CVS Drug Store Montevallo, AL	03/23/05	3,064,000	10,055	100

Blockbuster at Five Forks Simpsonville, NC	03/23/05	1,500,000	6,000	100

Cinemark Theatre Woodridge, IL	03/23/05	15,650,000	70,183	100

Item 8.01 Other Events

We have finalized our sales effort for our $2.5 billion initial public offering where we offered for sale our 250 million shares. We consummated the sale of all of the Shares of the offering on March 22, 2005. We have commenced our $2.5 billion follow-on offering and sales are continuing at this time.

Item 9.01. Financial Statements, ProForma Financial Information and Exhibits
  Financial Statements

No audited financial statements will be filed for American Express - Salt Lake City, CVS Drug Store - Montevallo, Blockbuster at Five Forks and Cinemark Theatre as the acquisition of these properties does not require financial statements under Rule 3-14 of the Securities and Exchange Commission Regulation S-X.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Lori J. Foust
Name:	Lori J. Foust
Title:	Principal Accounting Officer
Date:	March 21, 2005